TOLL BROTHERS, INC. STOCK INCENTIVE PLAN (1998)

STOCK AWARD

     This Stock Award (the “Award Agreement”) constitutes an Award Agreement in connection with the grant of an Award by Toll Brothers, Inc. (the “Company”) pursuant to the terms of the Toll Brothers, Inc. Stock Incentive Plan (1998) (the “Plan”). This Award consists of a grant of _____________ shares of Common Stock (the “Award Shares”), granted on this ___ day of __________________, 2004 (the “Date of Grant”) to ___________________ (the “Grantee”), and is subject to all applicable terms and conditions set forth in the Plan.

1. Definitions. All capitalized terms contained in this Award Agreement shall have the meaning set forth in the Plan unless otherwise defined herein or as may be required by the context.

2. Restrictions on the Award Shares. Grantee shall not be permitted to sell, transfer, pledge or assign the Award Shares at any time except to the extent such Award Shares have become vested pursuant to the terms of this Award Agreement or the Plan. The Company shall, in its discretion, either maintain possession of the certificates respecting the Award Shares, place the certificates in the custody of an escrow agent for the period the Award Shares are not vested, or transfer certificates to the Grantee; provided, however, that such certificates shall be legended in a manner determined to be appropriate by the Committee that indicates such restrictions as are in effect with respect to the Award Shares evidenced by such certificates.

3. Lapse of Restrictions. Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 2 with respect to the Award Shares shall lapse (and the Award Shares shall be considered as “vested”) with respect to 50% of the Award Shares on the first anniversary of the Date of Grant, and with respect to the remaining Award Shares on the second anniversary of the Date of Grant (each such date being a “Vesting Date”); provided, however, that such lapse of restrictions shall lapse on such dates only if the Grantee has been a member of the Company’s Board of Directors (the “Board”) continuously from the Date of Grant through such Vesting Date. Except as otherwise provided, Grantee shall forfeit any Award Shares that have not become vested as of the date Grantee’s service as a member of the Board terminates.

4. Vesting Date on Death, Disability or Expiration of Term. Notwithstanding the foregoing, the Grantee’s Award Shares shall, if not already vested, become fully vested in the event the Grantee’s service as a member of the Board terminates by reason of the Grantee’s death, by reason of the Grantee’s “disability” (as that term is used for purposes of the Plan) or by reason of the expiration of the Grantee’s term.

5. Vesting on Change of Control. In the event there is a Change of Control while Grantee is serving as a member of the Board, Grantee’s Award Shares shall immediately become fully vested.

6. Rights of Grantee. During the Restricted Period, Grantee shall have the right to vote the Restricted Stock and to receive dividends. Stock dividends with respect to the Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

7. Notices. Any notice to the Company under this Agreement shall be made in care of the Committee to the office of the General Counsel, at the Company's main offices. All notices under this Agreement shall be deemed to have been given when hand delivered or mailed, first class postage prepaid, and shall be irrevocable once given.

8. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

9. Delivery of Shares. Within ten (10) business days of any Vesting Date, the Company shall, without payment from the Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the Restricted Stock, (i) deliver to the Grantee (or such other person) a certificate for the Restricted Stock or (ii) if consented to by the Grantee (or such other person), deliver electronically to an account designated by the Grantee (or such other person) the Restricted Stock, in either case without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 8. The Company may condition delivery of the Restricted Stock upon the prior receipt from Grantee (or such other person) of any undertakings which it may determine are required to assure that the shares of Restricted Stock are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the Vesting Date, as determined by the Committee.

10. Award Not to Affect Service. The Award granted hereunder shall not confer upon Grantee any right to continue as a member of the Board or to serve in any other capacity for the Company or any Affiliate.

11. Amendment to Award Agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to amend or modify the terms and conditions set forth in this Award Agreement if the Committee determines, at its discretion, that any such amendment or modification is necessary or appropriate; provided, however, that the terms of this Award Agreement may not be changed in a manner that is unfavorable to the Grantee without the Grantee’s consent.

12. Miscellaneous.

          (a)     The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s personnel records.

          (b)     Grantee acknowledges receipt of a copy of the Plan prospectus, included in which is a summary of the terms of the Plan and a copy of which is annexed hereto. The summary contained therein is qualified in its entirety by reference to the terms of the Plan, copies of which are available with the Company’s public filings with the United States Securities and Exchange Commission at www.sec.gov, or by oral or written request directed to the Company. The Grantee represents that he/she is familiar with the terms and provisions of the Plan, and hereby accepts the Award subject to all of the terms and provisions thereof. Grantee agrees to hereby accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld be federal, state or local law in connection with the Award.

(c) The validity, performance, construction and effect of this Award shall be governed by the laws of Pennsylvania, without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, this Award Agreement has been executed on this __ day of __________, 2004.

TOLL BROTHERS, INC.

By: _____________________________________

_______________________________________
[GRANTEE]